[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Exhibit 10.6

AMENDMENT № 3

TO THE

EXCLUSIVE (EQUITY) AGREEMENT EFFECTIVE THE 10TH DAY OF APRIL 2016

BETWEEN

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

AND

EIDOS THERAPEUTICS, INC.

Effective the 1st day of March 2024, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and EIDOS THERAPEUTICS, INC. (“Eidos”), a corporation having a principal place of business at 1800 Owens Street, Suite C-1200, San Francisco, California 94158, agree as follows:

1.
BACKGROUND

Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Original Agreement (as defined herein).

Stanford and Eidos are parties to an Exclusive (Equity) Agreement effective the 10th day of April 2016 (“Original Agreement”) covering an invention entitled “Novel transthyretin aggregation inhibitors,” disclosed in Stanford docket S09-398, from the laboratory of Dr. Isabella Graef.

Stanford and Eidos wish to amend the Original Agreement to clarify certain terms and amend certain provisions set forth in the Original Agreement.

Pursuant to Section 19.4 of the Original Agreement, the Original Agreement may be amended by a written instrument executed by an authorized representative of Stanford and Eidos.

2.
AMENDMENT
2.1
Section 4.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following language:

“Permitted Sublicensing. Eidos may grant Sublicenses through [***] tiers of sublicensees in the Licensed Field of Use only during the Exclusive term and only if Eidos is developing or selling Licensed Products directly or through its Affiliates or sublicensees. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A. Stanford and Eidos agree that for all Sublicenses which include rights under patents or patent applications other than the Licensed Patents, [***] percent ([***]%) of all Nonroyalty Sublicensing Consideration shall be deemed attributable to the Licensed Patents, and [***] percent ([***]%) shall be deemed attributable to other patents and patent applications.”

Stanford and Eidos hereby agree that a Sublicense to an Affiliate of the party that grants such Sublicense (including a Sublicense by Eidos to an Affiliate of Eidos or a Sublicense by a sublicensee of Eidos to an Affiliate of such sublicensee) is not considered an additional tier under Section 4.1 of the Agreement.

3.
OTHER TERMS
3.1
Except as expressly amended herein, all other terms of the Original Agreement remain unchanged and in full force and effect.
3.2
This Amendment № 3 may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered shall be deemed to be original signatures, shall be valid and binding upon the Stanford and Eidos, and, upon delivery, shall constitute due execution of this Amendment № 3.
3.3
This Amendment and any dispute arising under it is governed by the laws of the State of California, applicable to agreements negotiated, executed and performed within California.

[Signature Page Follows]

The parties execute this Amendment № 3 by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY
Signature:	/s/ Mona Wan
Name:	Mona Wan
Title:	Sr Associate Director, Licensing Life Sciences
Date:	2/29/2024

EIDOS THERAPEUTICS, INC.
Signature:	/s/ Neil Kumar
Name:	Neil Kumar
Title:	Chief Executive Officer
Date:	3/1/2024

Signature Page – Amendment 3